Legal Policy Insider Trading Granite Management System (GMS) The printed version of this document is uncontrolled. The current version is stored in electronic format. Policy #: L-P-002 Effective Date: 04/05/23 Approved: Compliance Mgr.-Counsel; General Counsel; Exec. Team; Board Page 1 of 9 Version No.: 4 Purpose The Company regularly is involved in business and financial matters which are sensitive in nature and important to the Company, its employees and stockholders. Federal securities laws impose certain obligations on the Company regarding the disclosure of material information to the public and certain prohibitions on trading in the Company’s securities by any person in possession of undisclosed material information. This Policy has been established to satisfy requirements of federal securities laws. Scope Scope of the Company’s Insider Trading Policy This Policy applies to all Directors, Officers, employees and consultants of the Company and entities (such as trusts, limited partnerships and corporations) over which such individuals have or share voting or investment control. This Policy also applies to any other persons whom the Company’s Securities Trading Compliance Officer (“Compliance Officer”) may designate because they have access to material nonpublic information concerning the Company, as well as any person who receives material nonpublic information from any Company insider. Directors, Officers, employees and consultants of the Company are responsible for ensuring compliance by family members and members of their households and by entities over which they exercise voting or investment control. All Company personnel have the personal responsibility to comply with this Policy and applicable securities laws. Company personnel may, from time to time, have to forego trading in the Company’s securities even if they planned to make the trade before learning of the material nonpublic information and even if they believe that they may suffer an economic loss or forego anticipated profit. Applicability of this Policy to Transactions in Company Securities As a general rule, this Policy applies to all transactions in the Company’s securities, including common stock and any other securities the Company may issue from time to time, such as preferred stock, warrants and bonds, as well as to derivative securities relating to the Company’s stock, whether or not issued by the Company, such as exchange-traded options. For purposes of this Policy, the term “trade” includes any transaction in the Company’s securities, including gifts and pledges, other than transactions directly with the Company. Employee Benefit Plans Company Stock Option Plans. The trading prohibitions and restrictions set forth in this Policy do not apply to the exercise of compensatory stock options granted by the Company, but do apply to all sales of securities acquired through the exercise of stock options. Employee Stock Purchase Plans. The trading prohibitions and restrictions set forth in this Policy do not apply to periodic contributions by the Company or employees to employee stock purchase plans or employee benefit plans (i.e., a 401(k) plan) which are used to purchase Company securities pursuant to the employee’s advance instructions. However, no Officers or employees may alter their instructions regarding the level of withholding or the purchase of Company securities in such plans while in the possession of material nonpublic information. In addition, sales of securities acquired under employee stock purchase plans, and other transactions involving Company securities held in employee benefit plans (such as sales of Company securities or changes in investment elections involving Company securities), are subject to the prohibitions and restrictions of this Policy.

Legal Policy Insider Trading Granite Management System (GMS) The printed version of this document is uncontrolled. The current version is stored in electronic format. Policy #: L-P-002 Effective Date: 04/05/23 Approved: Compliance Mgr.-Counsel; General Counsel; Exec. Team; Board Page 2 of 9 Version No.: 4 Dividend Reinvestment Plan. This Policy does not apply to purchases of Company stock under the Company’s dividend reinvestment plan resulting from your reinvestment of dividends paid on Company securities. This Policy does apply, however, to your election to participate or cease participating in the plan or increase or decrease your level of participation in the plan. This Policy also applies to your sale of any Company stock acquired pursuant to the plan. This Policy continues to apply to transactions in the Company’s securities even after termination of employment or other separation from the Company. Company personnel who are in possession of material nonpublic information pertaining to the Company when they separate from the Company may not trade in the Company’s securities, advise anyone else to do so, or communicate the information to anyone that is not subject to this Policy or otherwise subject to obligations of confidentiality and forbearance until after the information has been effectively disseminated to the public. Definitions/Background Affiliate An affiliate is a person, such as an executive officer, a Director or large shareholder, in a relationship of control with the issuer. Blackout Period A period during which some or all Company personnel may not buy or sell the Company’s securities. Control Control means the power to direct the management and policies of the Company through the ownership of voting securities, by contract, or otherwise. Exchange Act The Securities Exchange Act of 1934. Executive Officer Generally defined as the president, principal financial officer, principal accounting officer or controller, any vice president in charge of a principal business unit, division or function or any other officer or person who performs a policy making function. Hedging Transactions, other than a current sale transaction, that are designed to protect a holder of securities from a possible decline in the value of such securities including puts, options, swaps, zero-cost collars, forward sale contracts, or similar instruments or arrangements. Insider Employee The Company has designated those persons listed in Description Document L-DD-002 as members of the executive staff of the Company or employees who, by virtue of their responsibilities, have frequent access to material nonpublic information concerning the Company (“Insider Employees”). The Company will amend this list as necessary to reflect the addition and departure of Inside Employees. Margin Accounts Brokerage or similar accounts in which securities may be sold by the broker, or originator of the account, without the customer’s consent if the customer fails to meet a margin call. A margin call occurs when an account needs to be brought up to a minimum maintenance value. Market-Maker A firm that stands ready to buy and sell a particular stock on a regular and continuous basis at a publicly quoted price.

Legal Policy Insider Trading Granite Management System (GMS) The printed version of this document is uncontrolled. The current version is stored in electronic format. Policy #: L-P-002 Effective Date: 04/05/23 Approved: Compliance Mgr.-Counsel; General Counsel; Exec. Team; Board Page 3 of 9 Version No.: 4 Material Nonpublic Information Information about the Company that would be expected to affect the investment decisions of a reasonable shareholder or investor, or if the disclosure of the information would be expected to significantly alter the total mix of the information in the marketplace about the Company. In simple terms, material information includes any information which could reasonably be expected to affect the market price of the Company’s securities. Both positive and negative information may be material. While it is not possible to identify all information that would be deemed material, information regarding the following matters could be considered material: 1. Financial performance, especially quarterly and annual earnings, and significant changes in financial performance or liquidity. 2. Financial projections and strategic plans. 3. Potential mergers or acquisitions, sales of assets or joint ventures or other strategic alliances. 4. Developments relating to major contracts or projects, significant customers and other significant business partners. 5. Stock splits, public or private securities/debt offerings, or changes in Company dividend policies or amounts. 6. Changes in senior management. 7. Significant labor disputes or negotiations. 8. Actual or threatened significant investigations or litigation, or the resolution of such litigation or investigations. 9. Cybersecurity attacks, breaches or other incidents. Nonpublic Information Information about the Company that has not been widely disseminated to the general public through a report filed with the SEC or through major newswire services, national news services or financial news services is considered to be nonpublic information. For the purpose of this Policy, information will be considered public after the close of trading on the second full trading day following the Company’s widespread public release of the information. Pledge Publicly Traded Options A transaction in which a holder of a security of the Company uses that security as collateral for a loan or other extension of credit. A transaction, which, in effect, is a bet on the short-term movement of the Company’s stock and therefore can create the appearance that company personnel are trading on the basis of inside information. Transactions in options also may focus on the Director’s or employee’s attention on short- term performance at the expense of the Company’s long-term objectives. Section 16 Insider Directors and Executive Officers who are subject to the reporting provisions and trading restrictions of Section 16 of the Exchange Act and the underlying rules and regulations thereunder promulgated by the SEC. Section 16 employees are listed by name in Description Document L-DD-001. Securities and Exchange Commission or SEC The federal agency responsible for overseeing the United States’ securities markets.

Legal Policy Insider Trading Granite Management System (GMS) The printed version of this document is uncontrolled. The current version is stored in electronic format. Policy #: L-P-002 Effective Date: 04/05/23 Approved: Compliance Mgr.-Counsel; General Counsel; Exec. Team; Board Page 4 of 9 Version No.: 4 Securities Trading Compliance Officer The Company has designated the General Counsel as its Securities Compliance Trading Officer. Short Sale A sale of a Company’s security which the seller does not own, which may reflect an expectation that the value of the security will decline, and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. Trading Window Period of time beginning on the third full trading day following the issuance of the Company’s earnings release for the most recent fiscal quarter and ending at the close of trading on the fifteenth day of the last month of a fiscal quarter. Responsibilities The duties and responsibilities of the Compliance Officer include the following: • Administering this Policy and monitoring and enforcing compliance with all policy provisions. • Responding to inquiries relating to this Policy. • Designating and announcing trading Blackout Periods during which specified persons (as determined by the Compliance Officer) may not trade in Company securities. • Providing copies of this Policy and other appropriate materials to Directors, Officers and employees of the Company, and to such other persons (such as consultants) as the Compliance Officer determines are subject to this Policy and likely to have access to material nonpublic information concerning the Company. • Assisting Section 16 Insiders and Company personnel who are affiliates of the Company with the preparation and filing of all required SEC reports relating to beneficial ownership of or transactions involving Company securities, including without limitation Forms 3, 4, 5 and 144 and Schedule 13D. • Recommending to the Nominating and Corporate Governance Committee of the Company’s Board of Directors any proposed revisions to this Policy that may be necessary to reflect changes in applicable laws and regulations or are otherwise desirable. • Maintaining as Company records originals or copies of all documents required by this Policy set forth herein. • Maintaining the accuracy of the list of Section 16 Insiders as set forth in Description Document L-DD-001 and the list of Insider Employees as set forth in Description Document L-DD-002, and updating such lists periodically as necessary to reflect additions or deletions. • The Compliance Officer may designate one or more individuals who may perform some or all of the Compliance Officer’s duties in the event that the Compliance Officer is unable or unavailable to perform such duties. In fulfilling her or his duties under this Policy, the Compliance Officer shall be authorized to consult with the Company’s outside counsel. • Imposing a Blackout Period applicable to one or more persons subject to this Policy if, in his or her judgment, there exists nonpublic information that would make trades by such person or persons inappropriate in light of the risk that such trades could be viewed as violating applicable securities laws. • Advising Insider Employees and Section 16 Insiders when the Trading Window opens and closes.

Legal Policy Insider Trading Granite Management System (GMS) The printed version of this document is uncontrolled. The current version is stored in electronic format. Policy #: L-P-002 Effective Date: 04/05/23 Approved: Compliance Mgr.-Counsel; General Counsel; Exec. Team; Board Page 5 of 9 Version No.: 4 • Reviewing at least annually, those individuals deemed to be Insider Employees. The Nominating and Corporate Governance Committee of the Company’s Board of Directors is responsible for the following: • Monitoring and recommending any modification to the Policy, if necessary or advisable, to the Board of Directors. Policy 1. Prohibition Against Trading Company Securities While in Possession of Material Nonpublic Information 1.1. No Director, Officer, employee or consultant of the Company who is aware of material nonpublic information relating to the Company may, directly or through family members or other persons or entities: 1.1.1. Trade securities of the Company, except for with the Company or pursuant to a trading plan that complies with Rule 10b5-1; 1.1.2. Engage in any other action to take personal advantage of that information; 1.1.3. Or pass that information on to others outside the Company, including friends and family members, without authorization by or on behalf of the Company (a practice referred to as “tipping”). 1.2. In addition, it is the policy of the Company that no Director, Officer, employee or consultant who, in the course of working for the Company, learns of material nonpublic information regarding another company with which the Company does business, such as a customer or supplier, may trade in that company’s securities until after that information has been effectively disseminated to the public or has ceased to be material. 2. Company Personnel May Not Disclose Company Information 2.1. Company personnel are prohibited from disclosing confidential information that belongs to the Company and material nonpublic information relative to the Company absent authorization from the Compliance Officer, including discussing the Company or its securities on the internet or social media. 3. Designated Company Spokespersons 3.1. Only designated Company spokespersons are authorized to disclose material nonpublic information to anyone outside the Company, including family members and friends, as the Company has established procedures for releasing material information in a manner designed to further corporate objectives in compliance with applicable law. Consult with the Compliance Officer or VP, Investor Relations prior to releasing any material nonpublic information. 3.2. Inquiries from outsiders regarding material nonpublic information about the Company should be forwarded to the VP, Investor Relations, any designated spokespersons, or the Compliance Officer. 4. Prohibited Transactions Involving Stock of the Company 4.1. Prohibited transactions involving securities of the Company include: 4.1.1. Short Sales; 4.1.2. Publicly Traded Options (puts, calls or other derivative securities); 4.1.3. Hedging Transactions; 4.1.4. Margin Accounts and Pledges.

Legal Policy Insider Trading Granite Management System (GMS) The printed version of this document is uncontrolled. The current version is stored in electronic format. Policy #: L-P-002 Effective Date: 04/05/23 Approved: Compliance Mgr.-Counsel; General Counsel; Exec. Team; Board Page 6 of 9 Version No.: 4 5. Restrictions on Transactions in Company Securities by Directors, Executive Officers and Insider Employees 5.1. Trading Window 5.1.1. In addition to the restrictions that are applicable to all employees, any trade by an Insider Employee or Section 16 Insider that is subject to the Policy will be permitted only during an open “Trading Window”. 5.1.2. Following termination of employment or other separation from the Company, Directors, Executive Officers, Insider Employees and Section 16 Insiders will be subject to the Trading Window, as well as any Blackout Period in effect at the time of termination or separation, for one full fiscal quarter thereafter. 5.1.3. During a Blackout Period, there is to be no trading of the Company’s securities by any person that is subject to such Blackout Period. 5.2. Hardship and Other Exemptions 5.2.1. On a case-by-case basis, the Compliance Officer may authorize a transaction by an Insider Employee or Section 16 Insider in the Company’s securities outside of the Trading Window due to a financial or other hardship or for another good reason if such authorization is consistent with the purposes of this Policy, but in no event during a Blackout Period to which such person is subject. 5.2.2. Any request for an exemption must be in writing and must describe the amount and nature of the proposed transaction and the relevant hardship or other good reason. The request may be made as part of a pre-clearance request, so long as it is in writing. 5.2.3. The Insider Employee or Section 16 Insider requesting the exemption must also certify to the Compliance Officer within two business days prior to the date of the proposed trade that he or she is not in possession of material nonpublic information concerning the Company. 5.3. Pre-Clearance of Trades 5.3.1. All trades of securities of the Company, other than transactions that expressly are not subject to the Policy or transactions pursuant to a Rule 10b5-1 Trading Plan, must be pre-cleared by the Compliance Officer. 5.3.2. Request for pre-clearance by Section 16 Insiders (Applies only to Directors and Executive Officers) must be submitted in writing on the transaction summary at least two business days in advance of each proposed transaction to the Compliance Officer. If the Section 16 Insider submits a request and does not receive a response from the Compliance Officer within 24 hours, the Section 16 Insider will be responsible for following up to ensure that the request was received. 5.3.3. Upon pre-clearance, the insider may proceed with the proposed transaction on the approved terms, as long as he or she complies with all other securities law requirements, such as Rule 144 and prohibitions regarding trading on the basis of material nonpublic information. The Section 16 Insider and his or her broker will be responsible for immediately reporting the results of the transaction as further described below. 5.3.4. Pre-clearance is required for a Rule 10b5-1 Trading Plan. 5.3.4.1. Pre-clearance is not required for individual transactions effected pursuant to a pre- cleared Rule 10b5-1 Trading Plan. 5.3.4.2. Results of transactions effected by Section 16 Insiders under a Rule 10b5-1 Trading Plan must be reported immediately to the Compliance Officer. 5.3.4.3. Results of transactions effected by Section 16 Insiders under a Rule 10b5-1 Trading Plan must be reported by the Company on Form 4 within two business days following the execution of the trade.

Legal Policy Insider Trading Granite Management System (GMS) The printed version of this document is uncontrolled. The current version is stored in electronic format. Policy #: L-P-002 Effective Date: 04/05/23 Approved: Compliance Mgr.-Counsel; General Counsel; Exec. Team; Board Page 7 of 9 Version No.: 4 5.3.4.4. A Rule 10b5-1 Trading Plan must provide appropriate mechanisms to ensure that the Section 16 Insider complies with all rules and regulations, including Rule 144, applicable to securities transactions under the plan by the Section 16 Insider. 5.3.4.5. Each Rule 10b5-1 Trading Plan must be established and approved by the Compliance Officer when the Trading Window is open. The Company reserves the right to withhold approval of any Plan that the Compliance Officer determines, in his or her sole discretion: 5.3.4.5.1. Fails to comply with the applicable requirements of Rule 10b5-1; 5.3.4.5.2. Exposes the Company or the Section 16 Insider to liability under any other applicable state or federal rule, regulation, or law; 5.3.4.5.3. Creates any appearance of impropriety; 5.3.4.5.4. Fails to meet the guidelines established by the Company; or 5.3.4.5.5. Is otherwise inconsistent with the interests of the Company or its stockholders generally. 5.3.4.6. Any modifications to, deviation from or termination of a Rule 10b5-1 Trading Plan without approval of the Compliance Officer will result in a failure to comply with this Policy. Any such actions are subject to the approval of the Compliance Officer in accordance with Section 5.3.4.5. 5.3.4.7. None of the Company, the Compliance Officer or any of the Company’s other Officers, employees or other representatives shall be deemed, solely by their approval of a Section 16 Insider’s Rule 10b5-1 Trading Plan, to have represented that the trading plan complies with the Rule or to have assumed any liability or responsibility to the Section 16 Insider or any other party if such trading plan fails to comply with the rule. 5.4. Brokers (Section 16 Insider Responsibilities in Relation To Brokers) 5.4.1. Each Section 16 Insider will be required to enter into an agreement with any broker that handles the Section 16 Insider’s transactions in the Company’s stock whereby: 5.4.1.1. The Section 16 Insider authorizes the broker to immediately report directly to the Company the details of all transactions in Company securities executed by the broker in the Section 16 Insider’s account and the accounts of all others designated by the Section 16 Insider whose transaction may be attributed to the Section 16 Insider. 5.4.1.2. The broker agrees not to execute any transaction involving securities of the Company for the Section 16 Insider or any of the foregoing designated persons (other than under a pre-approved Rule 10b5-1 Trading Plan) until the broker has verified with the Company that the transaction has been pre-cleared. 5.4.1.3. The broker agrees to immediately report the transaction details (including transactions under Rule 10b5-1 Trading Plans) directly to the Compliance Officer or his or her designee and to the Section 16 Insider in writing. 5.4.1.4. Upon election as a Director or appointment as an Executive Officer, and annually thereafter, each Section 16 Insider and any broker that handles such Section 16 Insider’s transactions in the Company’s stock are required to complete, sign, date and return to the Company the Broker Instruction/Representation Form provided or approved by the Company, certifying their compliance with the foregoing. 5.5. Reporting of Transactions (Applies only to Directors and Executive Officers) 5.5.1. Section 16 Insiders are required to file the following with the SEC pursuant to Section 16 of the Exchange Act:

Legal Policy Insider Trading Granite Management System (GMS) The printed version of this document is uncontrolled. The current version is stored in electronic format. Policy #: L-P-002 Effective Date: 04/05/23 Approved: Compliance Mgr.-Counsel; General Counsel; Exec. Team; Board Page 8 of 9 Version No.: 4 5.5.1.1. Forms 3 and 4. Section 16 Insiders are required to file a Form 3 with the SEC within 10 days after first becoming a Section 16 Insider, regardless of whether such Section 16 Insider owns any Company securities. Generally, every purchase, sale or other change in beneficial ownership of Company securities must be reported to the SEC on a Form 4 within two business days after the date the transaction is executed. 5.5.1.2. Form 5. Section 16 Insiders may also need to file with the SEC a Form 5 annually within 45 days after the end of the Company’s fiscal year. This form is required if the Section 16 Insider has engaged in transactions that were exempt from current reporting during the fiscal year or if the insider failed to file a Form 3, 4 or 5 that was previously due. 5.5.2. To facilitate timely filing of such forms under Section 16 of the Exchange Act, Section 16 Insiders are required to do the following: 5.5.2.1. Report to the Company the details of each transaction on the same day as the trade date, or, with respect to transactions effected pursuant to a Rule 10b5-1 plan, on the day the Section 16 Insider is advised of the terms of the transactions. 5.5.2.2. Arrange with persons whose trades must be reported by the Section 16 Insider under Section 16 (such as immediate family members living in the Section 16 Insider’s household or any trusts, partnerships or corporations in which the Section 16 Insider may have a reportable pecuniary interest) to report directly to the Company and to the Section 16 Insider the details of any transaction they have in the Company’s stock on the same day as the trade date. 5.5.3. Transaction details to be reported include the following: 5.5.3.1. The transaction date (trade date); 5.5.3.2. The number of shares involved; 5.5.3.3. The price per share at which the transaction was executed (before addition or deduction of brokerage commission and other transaction fees); 5.5.3.4. If the transaction was a stock option exercise, the specific option exercised; 5.5.3.5. Contact information for the broker who executed the transaction. 5.5.4. Company Facilitation of the Reporting of Transaction Details 5.5.4.1. All transaction details must be reported to the Compliance Officer. 5.5.4.2. The Compliance Officer will prepare and file the Section 16 Insider’s Form 3, 4 or 5 as applicable on behalf of the Section 16 Insider. 5.5.4.2.1. However, in order for the Compliance Officer to do the above, the Section 16 Insider must sign, date and return to the Company a Limited Power of Attorney for Section 16(a) Reporting, which will be provided to the Section 16 Insider by the Company. 5.5.4.3. While the Company intends to assist each Section 16 Insider in satisfying Section 16 reporting obligations, the Section 16 Insider remains legally responsible for reporting his or her transactions in the Company’s securities under Section 16 of the Exchange Act. 5.6. Rule 144 and Restrictions on Transfer (Applies only to Directors and Executive Officers) 5.6.1. All Section 16 Insiders are deemed to be affiliates of the Company and therefore subject to certain restrictions on the sale of Company securities under Rule 144. The restrictions on the sale of securities by Section 16 Insiders include the following regardless of how she or he obtained them: 5.6.1.1. Section 16 Insiders may sell Company securities into the public markets only through a broker or a market-maker. 5.6.1.1.1. Section 16 Insiders are required to file, concurrently with the placement of a sell order with the broker or executing a trade with a market-maker, a

Legal Policy Insider Trading Granite Management System (GMS) The printed version of this document is uncontrolled. The current version is stored in electronic format. Policy #: L-P-002 Effective Date: 04/05/23 Approved: Compliance Mgr.-Counsel; General Counsel; Exec. Team; Board Page 9 of 9 Version No.: 4 completed Form 144 with the SEC, unless total sales during any three-month period will not exceed 5,000 shares and the aggregate proceeds of all sales do not exceed $50,000. 5.6.1.2. Section 16 Insiders are restricted in the number of shares that he or she may sell during any three-month period to the greater of: 5.6.1.2.1. 1% of the total outstanding shares of the same class that are being sold of the Company (as shown by the Company’s most recent periodic report filed with the SEC); or 5.6.1.2.2. The average reported weekly trading volume during the four prior calendar weeks. 5.6.1.2.3. In determining the amount the Section 16 Insider is able to sell, in some instances he or she will be required to aggregate his or her sales with sales by other persons affiliated with the Section 16 Insider. Persons or entities with whom the Section 16 Insider may be required to aggregate sales would include a partnership of which he or she is a general partner, the other partners of such partnership, donors or donees (including trusts), certain family members and other persons who might be acting in concert with the Section 16 Insider. References Compliance Helpline (800) 211-4226 Sarbanes-Oxley Act of 2002 Securities Exchange Act of 1934 HROC-P-003 Discipline Policy L-DD-001 Section 16 Employees Description Document L-DD-002 Insider Employees Description Document L-GD-004 Checklist for Sale or Purchase of Company Stock Guidance L-P-004 Whistleblower Policy Forms L-F-008 Limited Power of Attorney for Section 16a Reporting L-F-009 Broker Instruction-Representation L-F-010 Securities Transaction Summary L-F-011 Stockholdings Appendix N/A